Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 3, 2003, by and between Microvision, Inc., a Washington corporation (the “Company”), and the investor named on the signature page hereof (the “Investor”).

WITNESSETH

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement (as defined below) relating to the offer and sale from time to time of the Company’s securities, including shares of its Common Stock, no par value (“Common Stock”), and warrants to purchase shares of Common Stock;

WHEREAS, the Company is offering for sale shares of Common Stock (the “Offered Shares”) and warrants to purchase shares of Common Stock (“Offered Warrants”) under a warrant agreement and certificate, in substantially the form attached hereto as Exhibit A, pursuant to the Registration Statement; and

WHEREAS, the Investor desires to purchase from the Company Offered Shares and Offered Warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Definitions.  As used herein, the following terms have the meanings indicated:

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Prospectus” shall mean the prospectus forming a part of the Registration Statement and the prospectus supplement relating to the Offered Shares, Offered Warrants, and shares of Common Stock issuable upon exercise of the Offered Warrants, in the form first filed pursuant to Rule 424(b) under the Securities Act, as amended (the “Securities Act”), as further amended or supplemented at the relevant time, and shall include all information and documents incorporated by reference in such prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-102244), including a prospectus, relating to the offer and sale of certain of the Company’s securities, including its Common Stock and warrants, which was declared effective by the Commission on February 12, 2003.  References herein to the term “Registration Statement” as of any date shall mean such effective registration statement, as amended or supplemented to such date, including all information and documents incorporated by reference therein as of such date.

2.               Purchase of Common Stock.  Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and the

Investor agrees that it will purchase from the Company (i) the number of Offered Shares set forth on Schedule I attached hereto (the “Investor Shares”) and (ii) Offered Warrants (“Investor Warrants”) to purchase the number of shares of Common Stock set forth on Schedule I attached hereto (the “Warrant Shares”) at an exercise price per Warrant Share set forth on Schedule I hereto.  The aggregate purchase price for the Investor Shares and Investor Warrants (excluding proceeds received upon exercise of the Investor Warrants) (the “Aggregate Purchase Price”) and the purchase price per Investor Share and accompanying Investor Warrant is set forth on Schedule I hereto.  The closing of the purchase and sale of the Investor Shares and Investor Warrants will be on the date and at the time set forth on Schedule I hereto, or such other date or time as the parties may agree upon in writing (the “Closing”).

3.               Deliveries at Closing.

(a)                      Deliveries by the Investor.  At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company as set forth on Schedule I hereto, which funds will be delivered to the Company in consideration of the Investor Shares and Investor Warrants issued at the Closing.

(b)                     Deliveries by the Company.  At the Closing, the Company shall deliver to the Investor the Investor Shares through The Depository Trust Company DWAC system to the account that the Investor has specified in writing to the Company and the Investor Warrants in the name of the Investor (or a nominee designated in writing by the Investor).

4.               Representations, Warranties, Covenants and Agreements.

(a)          Investor Representations, Warranties and Covenants.  The Investor represents, warrants and agrees as follows:

(1)          The Investor has received and reviewed copies of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement and the Prospectus, and the Investor has not relied on any such other information or representations in making a decision to purchase the Investor Shares.  The Investor hereby consents to receiving delivery of the Registration Statement and the Prospectus, including all documents and information incorporated by reference therein and amendments thereto, by electronic mail.  The Investor understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the captions “RISK FACTORS” in the Prospectus.

(2)          The Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation of the accuracy of the information contained or incorporated by reference in the Registration Statement and the Prospectus and its investment decision, the Investor has not relied on any representation or information not set forth in this Agreement, the Registration Statement or the Prospectus, on the selling agent (William Blair & Company, L.L.C.) or any Person affiliated with the selling agent, or the Company or on the fact that any other Person has decided to invest in the Offered Shares.

(3)          The execution and delivery of this Agreement by the Investor and the performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of the Investor, and this Agreement, when duly executed and delivered by the Investor, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4)          No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal bligations are required for the Investor to enter into this Agreement or purchase the Investor Shares.

(b)         Company Representations, Warranties and Covenants.  The Company hereby represents, warrants and agrees as follows:

(1)          The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the State of Washington, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse

Effect.  Lumera Corporation, a Washington corporation (“Lumera”), is the Company’s only subsidiary.

(2)          This Agreement has been duly authorized, executed and delivered by the Company, and the Investor Warrants have been duly authorized, and will be duly executed and delivered, by the Company; and this Agreement and the Investor Warrants, when duly executed and delivered by the parties hereto or thereto, will constitute valid and legally binding instruments of the Company enforceable in accordance with their terms, except as enforcement hereof or thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof or thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(3)          The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the Investor Shares will be validly issued, fully paid and nonassessable, and will conform to the description of the Common Stock contained in the Prospectus.  The Warrant Shares have been duly authorized by the Company and enough Warrant Shares have been reserved by the Company for issuance upon exercise of the Investor Warrants.  Upon exercise in accordance with the Investor Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus.  The Investor Warrants when issued and delivered by the Company as contemplated hereby will conform to the description of Company warrants contained in the Prospectus.

(4)          The execution and delivery of this Agreement do not, and the execution and delivery of the Investor Warrants and the issuance and sale by the Company of the Investor Shares, Investor Warrants and Warrant Shares and the compliance by the Company with the terms hereof and thereof will not, (i) violate the Articles of Incorporation (as amended to date) of the Company or the By-Laws (as amended to date) of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where such breach, violation, default or the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares, Investor Warrants and Warrant Shares; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the Investor Warrants or the issuance of the Investor Shares, Investor Warrants or Warrant Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws or have been or will be obtained or made in connection with the listing of the Investor Shares and Warrant Shares on the Nasdaq National Market.

(5)          The Company meets the requirements for the use of Form S-3 under the Securities Act for the primary issuance of securities.  The Registration Statement has been declared effective by the Commission and at the time it became effective, and as of the date hereof, the Registration Statement complied and complies with Rule 415 under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.  On the effective date of the Registration Statement, the Registration Statement complied, on the date of the Prospectus, the Prospectus will comply, and at the date of the Closing, the Registration Statement and the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the Commission thereunder; on the effective date of the Registration Statement, the Registration Statement did not, on the date of the Prospectus, the Prospectus did not, and at the date of the Closing, the Registration Statement and the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to the Prospectus), not misleading; and when filed with the Commission, the documents incorporated by reference in the Registration Statement and the Prospectus, taken as a whole, complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder.  There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(6)          The consolidated financial statements and financial schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in conformity with generally accepted accounting principles (except, with respect to the unaudited consolidated financial statements, for the footnotes and subject to customary audit adjustments) applied on a consistent basis, are consistent in all material respects with the books and records of the Company, and accurately present in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as of and for the periods covered thereby.

(7)          Neither the Company nor any of its subsidiaries has sustained since the respective dates of the latest audited financial statements included in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as disclosed in or contemplated by the Registration Statement and Prospectus.

(8)          Other than as disclosed in the Prospectus, there are no legal, governmental or regulatory proceedings pending to which the Company or any of its subsidiaries is a party or of which any material property of the Company or any of its subsidiaries is the subject which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares, Investor Warrants and Warrant Shares; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

(9)          The Company and each of its subsidiaries have good and marketable title to all the real property and owns all other properties and assets, reflected as owned in the financial statements included in the Registration Statement and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements or which are not material to the Company and its subsidiaries taken as a whole.  The Company and each of its subsidiaries hold their respective leased real and personal properties under valid and binding leases, except where the failure to do so would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(10)    The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would in the aggregate or individually reasonably be expected to have a Material Adverse Affect.

(11)    There are no holders of securities of the Company having preemptive rights to purchase Common Stock.  There are no holders or beneficial owners of securities of the Company having rights to registration thereof whose securities have not been previously registered or who have not waived such rights with respect to the registration of the Company’s securities on the Registration Statement, except where the failure to obtain such waiver would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(12)    The Company has not taken and will not take any action that constitutes or is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(13)    Other than as disclosed in the Prospectus (but not including the disclosure under the captions “Risk Factors – We could face lawsuits related to our use of the scanned beam technology or other technologies.  Defending these suits would be costly and time consuming.  An adverse outcome in any such matters could limit our ability to commercialize our technology and products, our revenues, and increase our operating costs” and “Risk Factors – If we and our licensors are unable to obtain effective intellectual property protection for our products and technology, we may be unable to compete with other companies”), the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or, to the Company’s knowledge, has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the business of the Company and each of its subsidiaries taken as a whole as currently conducted and as described in the Prospectus.  To the Company's knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, there is no infringement or other violation by third parties of any of the Intellectual Property of the Company.  Neither the Company nor any of its subsidiaries has received any notice of infringement or misappropriation from any third party that has not been resolved or disposed of and, to the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed or misappropriated the Intellectual Property of any third party, which infringement or misappropriation would individually or in the aggregate have a Material Adverse Effect.  Further, there is no pending or, to the Company's knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing a patent, and there is no pending or, to the Company’s knowledge and except as would not individually or in the aggregate have a Material Adverse Effect, threatened legal or administrative proceeding relating to patents and patent applications of the Company, other than proceedings initiated by the Company before the United States Patent and Trademark Office and the patent offices of certain foreign jurisdictions which are in the ordinary course of patent prosecution.  To the Company's knowledge, the patent applications of the Company presently on file disclose patentable subject matter, and the Company is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact that (i) would preclude the issuance of patents with respect to such applications, or (ii) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

(14)    Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, the “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(15)    The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable laws, rules and regulations of governmental and regulatory bodies, except where the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect.

(16)    The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

(17)    All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times registered pursuant to the Securities Act or exempt from the registration requirements of the Securities Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws, except where the failure to do so would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(18)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries also maintain a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(19)    The Company has filed with the Nasdaq National Market a Notification of Listing of Additional Shares with respect to the Investor Shares and Warrant Shares within the time period required by the rules of the Nasdaq National Market.

(20)    The Company will indemnify and hold harmless the Investor against and in respect of any claim for brokerage or other commissions relating to this Agreement, based in any way on agreements, arrangements or understandings made or claimed to have been made by the Company with any third party, including William Blair & Company, L.L.C.

(21)    Neither the Company nor, to the Company’s knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information.

5.               Conditions.  The obligation of the Investor to purchase and acquire the Investor Shares hereunder shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of and on each of the date of this Agreement and the date of the Closing, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and the Investor shall have received the Prospectus in accordance with the federal securities laws.

(b)         The Company shall have performed all of its obligations set forth in the Selling Agent Agreement, dated as of March 3, 2003, by and between the Company and William Blair & Company, L.L.C., required to be performed by the Company thereunder on or prior to the Closing.

6.               Miscellaneous.

(a)          Fees and Expenses.  Each of the parties hereto shall be responsible for their own expenses incurred in connection with the transactions contemplated hereby.

(b)         Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The Investor may not assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

(c)          Entire Agreement.  This Agreement, including Schedule I hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties.  Upon execution by the Company and the Investor, this Agreement shall be binding on both parties hereto.

(d)           Consent To Jurisdiction.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.  FURTHERMORE, THE INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE COMPANY AND THE INVESTOR (AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS AND THEIR EQUITY HOLDERS AND CREDITORS) HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)          Notices.  All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Microvision, Inc.
19910 North Creek Parkway
Bothell, WA 98011-3008
Attn:      Chief Executive Officer and General Counsel

with a copy mailed to:

Ropes & Gray
One International Place
Boston, MA 02110-2624
Attn: Joel F. Freedman

or to such other Person at such other place as the Company shall designate to the Investor in writing; and if to the Investor, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

(f)            Counterparts.  This Agreement maybe executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Microvision, Inc.

By:
Name:
Title:
Accepted and agreed to as of the date
first above written:

Name of Investor (Print)

By:
Name:
Title:
Address:

Telephone:
Facsimile:
Email Address:
Nominee (name in which Investor Shares and Investor Warrants are to be registered, if different than name of Investor):

Address of Nominee:

Taxpayer ID. Number:
(if acquired in the name of a nominee, the taxpayer ID. number of such nominee)

Broker:
Broker Contact Name:
Broker Contact Telephone:
Broker Contact Facsimile:
Broker Contact E-mail Address:

DTC account number:

EXHIBIT A

Form of Warrant Agreement and Certificate

SCHEDULE I
to
Securities Purchase Agreement

Name of Investor:

Aggregate Purchase Price:

Number of Offered Shares to be Purchased by Investor:

Purchase Price Per Share of Common Stock and Accompanying Warrant:

Number of Warrant Shares:

Per Share Exercise Price:

Date and Time of Closing:  March 5, 2003 at 10 :00 a.m., Eastern Standard Time

WIRE INSTRUCTIONS

Aggregate Purchase Price to be wired to:

The Commerce Bank of Washington
601 Union Street, Suite 3600
Seattle, WA 98101

Account Name:	Microvision, Inc.
Account Number:	001130420
ABA Routing Number:	125008013